Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc.’s CEO Issues Letter to Shareholders

HOUSTON, TX / ACCESSWIRE / January 9, 2019 / Camber Energy, Inc. (NYSE American: CEI) based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, announced today that its Interim Chief Executive Officer, Louis G. Schott, issued a letter to shareholders. The letter is set forth below:

To Our Shareholders:

The purpose of this letter is to provide a recap to the shareholders of Camber Energy, Inc. (“Camber” or the “Company”) on behalf of its management. As we look back on the last eighteen months, we believe the Company has made significant strides. As of June 30, 2017, the Company was facing a major deficiency in cash, which was stifling its ability to operate its business, let alone grow. Additionally, the Company was out of compliance with its bank, International Bank of Commerce (“IBC”). Furthermore, the Company was attempting to massively reduce its general and administrative expenses. Finally, around the same time, the Company received a letter from NYSE American (the ''NYSE'') stating that Camber was not in compliance with NYSE listing standards and that Camber would be de-listed unless remedial measures were taken. In short, the condition of the Company was bleak.

In order to move forward, the Company had to first evaluate whether survival was a possibility. With no protection against failure, the management team, which included the previous CEO, the current CFO and the current interim CEO (as an advisor), moved forward with a plan to continue cost reductions, complete the Company’s Annual Report on Form 10-K, which at that time was already due, develop a plan to regain compliance with the NYSE and somehow maintain a standstill with IBC, which at any time could have taken adversarial steps against the Company and its assets, including foreclosing on such assets, which would have resulted in a liquidation of the Company.

Upon completion of the 2017 Form 10-K, our next step was to raise funds to begin the clean-up of Camber’s legacy, existing and ongoing liabilities, with the goal of improving Camber’s balance sheet as well as undertaking efforts to request extensions from IBC, with the ultimate goal of regaining compliance with IBC’s loan covenants.

The terms of the Company’s 2016 equity financing arrangement with a third-party investor (the “Investor”), which included the sale of Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”), which financing was needed to provide the Company much needed capital to support its operations and pay outstanding liabilities, coupled with the sharp decline in the trading prices of the Company’s common stock during 2017, resulted in substantial dilution to shareholders, which continues today. Due to the state of the Company and the trading prices of its stock, the Company had no equity alternatives that made financial sense in 2017, but was able to secure up to $16 million in financing from the Investor in connection with the sale of Series C Preferred Stock though its entry into an equity purchase agreement in October 2017.

With these funds in hand, the Company next began to attempt to clean up the balance sheet by paying down legacy liabilities and negotiating with IBC for extensions. Additionally, at that time, the Company submitted a formal plan to regain compliance with the NYSE, which was accepted and required the Company to regain compliance with the NYSE continued listing standards by no later than August of 2018 (which has since been extended as discussed below).

IBC Bank Debt

As the Company began 2018, it was still not in compliance with its loan with IBC. Additionally, the Company did not have cash flow to support interest or principal payments on the loan. To increase its asset value, as well as cash flow, the Company attempted a workover program on its Oklahoma operated assets and closed an acquisition in a different county in Oklahoma, producing from the same Hunton formation (the “Okemah Assets”), in early 2018.

While the workovers helped the Company, the overall value of the old Oklahoma assets appeared on the decline and management did not believe such assets would support reclaiming compliance with IBC. Additionally, while the Okemah assets appeared to have substantial potential, it was determined that these assets required time and funding to fully maximize their value.

As the Company completed its 2018 fiscal year (in March 2018), it was apparent that neither the reserves, nor the cash flows, would support the IBC debt or the Company’s attempts to regain compliance with the NYSE stockholders’ equity requirements. As a result, the Company had to undertake immediate action to remedy its ongoing defaults with IBC before IBC foreclosed on its assets. Since, Richard N. Azar II, Camber’s CEO at the time, and Donnie Seay, then a member of Camber’s Board of Directors, were both guarantors of the IBC debt, it was clear that the negotiations had to involve each of them. Therefore, Mr. Azar and Mr. Seay each resigned from their positions with the Company, and the Company pursued a transaction with those individuals and IBC. Following extensive discussions and negotiations, on June 25, 2018, Camber executed a non-binding letter of intent with a proposed buyer, affiliated with Mr. Azar and Mr. Seay, in connection with a contemplated exchange of a substantial portion of its assets in consideration for the buyer’s assumption of all of Camber’s debt with IBC.

Following further extensive negotiations and extensions, on September 26, 2018, Camber closed the above referenced transaction, pursuant to which the buyer, N&B Energy, LLC (“N&B”), assumed all of Camber’s debt with IBC in exchange for all of the Company’s assets located in Oklahoma. Camber retained its assets in Glasscock County and Hutchinson Counties, Texas, the assets the Company purchased in March of 2018, as well as a production payment and overriding royalty interest on the Okemah assets, and an overriding royalty interest on certain undeveloped leasehold interests. In summary, this transaction extinguished approximately $36.9 million of debt, significantly enhancing the Company’s balance sheet and cash flow by eliminating the monthly debt service payments of $425,000 per month which were required by IBC.

Balance Sheet and Compliance with the NYSE American

As previously reported, in 2017, the Company received notice from the NYSE that the Company was not in compliance with Sections 1003(a)(i) through (iii) of the NYSE American Company Guide (the “Guide”). In order to maintain its listing on the NYSE, the NYSE had requested that the Company submit a plan of compliance addressing how the Company intended to regain compliance with Sections 1003(a)(i) through (iii) of the Guide by August 3, 2018. The plan was submitted timely and the NYSE previously granted the Company until August 3, 2018, which date was subsequently extended until December 15, 2018, prior to being extended further to February 3, 2019, to regain compliance with the continued listing standards of the Guide. Specifically, pursuant to Sections 1003(a)(i) through (iii) of the Guide, the Company is required to have at least $6 million of stockholders’ equity as of February 3, 2019 to regain compliance with the NYSE continued listing standards.

Considering the Company had started the year with substantial negative stockholders’ equity and had a $28 million stockholders’ deficit at the end of the 2nd calendar quarter of 2018, the Company was in an extremely precarious position. Nevertheless, closing the N&B transaction extinguished the bank debt and with completed equity sales, the Company was able to increase its stockholders’ equity to $2 million by the end of the third calendar quarter of 2018. Although this $30 million gain in stockholders’ equity was incredible, the Company had still not reached its goal.

With less than a quarter to go before the NYSE’s August 2018 deadline, the Company needed to increase its stockholders’ equity by another $4 million. Over the first 75 days of the quarter, the Company increased its stockholders’ equity through the conversion, by the Investor, of a $495,000 outstanding convertible debenture into shares of common stock on October 31, 2018 and the sale of an additional $3.5 million of Series C Preferred Stock on October 29, 2018 and $2.5 million of Series C Preferred Stock on December 3, 2018, to the Investor. The result of these transactions was that the Company had unaudited pro forma stockholders’ equity, as of December 4, 2018, of approximately $8 million, which exceeds the $6 million minimum amount of stockholders’ equity required by the NYSE for the Company to maintain the continued listing of its common stock on the NYSE. While there are no guarantees, we anticipate having to wait until the end of the plan period (as extended), in order to receive formal approval by the NYSE American of our re-compliance with the applicable continued listing standards, assuming that we continue to maintain stockholders’ equity over $6 million through the end of such compliance period.

The December 24, 2018 Reverse Split

Because Camber’s stock price unexpectedly dropped below $0.10 per share during the week beginning December 17, 2018, the Board of Directors believed they were forced to take immediate action to avoid Camber’s common stock trading below $0.06 per share, which typically triggers immediate delisting by the NYSE. In connection therewith, the Board of Directors approved on December 19, 2018, effective as of December 24, 2018, a 1-for-25 reverse stock split, under applicable Nevada law (Nevada Revised Statutes (NRS) Section 78.207), proportionally adjusting both the Company’s (a) authorized shares of common stock; and (b) issued and outstanding shares of common stock. The effect of the reverse split was only to divide Camber’s issued and outstanding common stock by 25 and to simultaneously divide Camber’s authorized common stock by 25, the result of which (other than minimal changes due to rounding), was a purely mechanical change (in a ratio of 1-for-25) to our stock price (which was adjusted upward by a factor of 25 at the open of trading), and issued and outstanding shares of common stock. While this was not the ideal moment for the split, the risk of an automatic delisting from the NYSE if the stock had dropped below $0.06 per share was too great. The Board of Directors believes that taking action without approval of the shareholders (as was allowed under Nevada law) to affect the reverse was borne out by the fact that the Company’s common stock actually traded as low as $0.07 per share at one point between the date the reverse was announced and effective.

Proxy Statement

On January 9, 2019, we filed a definitive proxy statement in connection with the Company’s 2019 annual meeting of shareholders to be held on February 19, 2019. The proxy statement requested shareholder approval for, among other things, the amendment to our Articles of Incorporation to increase the number of our authorized but unissued shares of common stock (from 20 million shares following the reverse split described above, to 250 million) to provide sufficient available room for future transactions and issuances (as described in the proxy statement we currently have more shares reserved for future issuance than are available when taking into account our current number of shares of authorized common stock); to increase the number of shares available under our 2014 Stock Incentive Plan from 1,600 shares to 2.5 million shares (10% of the authorized shares following the proposed increase described above), to provide sufficient shares to incentive our management and employees); the approval of the issuance of more than 19.99% of our shares of common stock, as is required under NYSE rules, in connection with both of our prior 2018 funding agreements with the Investor (which approval is a required term and condition of such funding agreements and a closing condition to us receiving any further funding under the November 2018 agreement); and approval for a further reverse stock split, in the discretion of our Board of Directors, of between 1-for-5 and 1-for-25, at any time prior to the earlier of one year after the meeting and the date of the 2020 annual meeting. The reverse stock split approval is currently only being sought in order for our Board of Directors to implement a further reverse stock split, if one is necessary to maintain the listing of our common stock on the NYSE or in the event a transaction requires us to increase the trading value of our common stock, or the number of shares of common stock available for future issuance. Shareholder approval is being sought in advance of the need for another reverse stock split to avoid the time and expense associated with the calling of another shareholders’ meeting in the future, in the event a reverse stock split is deemed necessary or warranted by the Board of Directors. At this time the Board of Directors has no intention to implement a further reverse stock split, even if approved by the shareholders at the annual meeting.

Conclusion

Overall, the Company accomplished several major milestones in 2018. Extinguishing the bank debt, cleaning up the balance sheet, and hopefully becoming fully compliant with the NYSE are all major steps towards the future.

As we move into calendar 2019, the Company continues to seek out both large and small acquisitions as well as merger opportunities with the goal of increasing shareholder value.

The Board of Directors and the Executive Management Team want to thank our loyal shareholders for their continued encouragement, and want to share our excitement about this year and the Company’s future.

Best regards,

/s/ Louis G. Schott

Interim Chief Executive Officer

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including ''will,'' ''may,'' ''expects,'' ''projects,'' ''anticipates,'' ''plans,'' ''believes,'' ''estimate,'' ''should,'' and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American and other risks described in Camber's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.

Released January 9, 2019